Exhibit 10.28

EXECUTION

TERMINATION OF

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

(Gregory Torres)

THIS TERMINATION OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Termination Agreement”), effective as of January 1, 2014 (the “Effective Date”), is hereby made by and between Gregory Torres (“Employee”) and National Mentor Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, Employee and the Company are party to that certain Amended and Restated Employment Agreement, dated as of June 29, 2006, as amended by that certain First Amendment, dated as of December 31, 2009 (the “Employment Agreement”);

WHEREAS, effective as of the Effective Date, Employee will resign his position as an employee of the Company and his position as Chairman of the Board of Directors of the Company; and

WHEREAS, in connection with such resignation, Employee and the Company desire to terminate the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Termination Agreement, the parties agree as follows:

1. Resignation. Employee agrees to resign his position as an employee of the Company and his position as Chairman of the Board of Directors of the Company, effective as of the Effective Date.

2. Termination of Employment Agreement. As of the Effective Date, the Company and Employee hereby irrevocably and finally terminate the Employment Agreement; provided that, notwithstanding the foregoing, Sections 6, 7, 8, 9 and 10 of the Employment Agreement shall survive such termination. Following such termination the Company shall not have any further liability to Employee thereunder, whether pursuant to Section 3(b) of the Employment Agreement or any other provision thereof.

3. Donation to MassINC. Employee acknowledges that prior to the date hereof and in consideration of Employee’s agreements hereunder, the Company made a donation in the amount of $100,000 to MassINC.

4. Entire Agreement; Amendments. This Termination Agreement, together with the surviving provisions of the Employment Agreement, represents the entire understanding of the parties with respect to its subject matter and supersedes and cancels all prior written or oral contracts, agreements and understandings of the parties with respect to it. No amendment to this Termination Agreement shall be effective unless in a writing executed by all parties.

5. Counterparts. This Termination Agreement may be executed (including by facsimile transmission) in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement effective as of the date first written above.

NATIONAL MENTOR HOLDINGS, INC.

Name:
Title:

Gregory Torres